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                                                                       EXHIBIT 5
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                              NATIONAL MEDIA CORPORATION
                            Eleven Penn Center, Suite 1100
                                  1835 Market Street
                                Philadelphia, PA 19103





                                  January 6, 1998






Board of Directors
National Media Corporation
Eleven Penn Center, Suite 1100
1835 Market Street
Philadelphia, Pennsylvania 19103

    Re:  Amendment No. 2 to Registration Statement on Form S-3; File No.
         333-36637

Gentlemen:

    I am general counsel to National Media Corporation (the "Company") and have caused to be prepared a registration statement on Form S-3 (File No. 333-36637) in connection with the proposed registration of shares of the Company's common stock, par value $.01 per share (the "Common Stock") pursuant to the Securities Act of 1933, as amended (the "Securities Act"). Such registration statement, as it may be amended or supplemented from time to time, including all exhibits thereto, is referred to hereinafter as the "Registration Statement."


    The shares to be registered (the "Offered Shares") consist of (i) 7,000,000 shares of Common Stock (the "Series C Conversion Shares") issuable upon conversion of the Company's Series C Convertible Preferred Stock, par value $.01 per share (the "Series C Preferred Stock"), (ii) 989,413 shares of Common Stock (the "Series C Warrant Shares") issuable upon exercise of warrants issued in connection with the Series C Preferred Stock, (iii) 125,000 shares of Common Stock (the "Credit Facility Warrant Shares") issuable upon exercise of warrants issued in connection with the extension of the Company's principal credit facility, (iv) 100,000 shares of Common Stock (the "Natwest Option Shares") issuable upon exercise of options held by Natwest Securities Corp., (v) 26,587 shares of Common Stock (the "Langston Shares") issued by the Company in connection with its acquisition of Nancy Langston & Associates, Inc., and
(vi) 52,000 shares of Common Stock (the "Settlement Shares") issuable upon exercise of warrants issued by the Company to Bodylines, Inc. in connection with settlement of certain litigation to which the Company is a party. The Shares may be offered and sold from time to time for the account of the persons referred to in the Registration Statement as "Selling Stockholders."


    In this regard, I have examined: (i) the agreements (the "Agreements") pursuant to which the Selling Stockholders have received or may acquire the Offered Shares from the Company; (ii) the Company's Certificate of Incorporation and Bylaws, each as amended and as presently in effect; (iii) the Registration Statement; and (iv) such officers' certificates, resolutions, minutes, corporate records and other documents as I have deemed necessary or appropriate for purposes of rendering the opinions expressed herein.


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Board of Directors
January 6, 1998
Page 2

    In rendering such opinions, I have assumed the authenticity of all documents and records examined, the conformity with the original documents of all documents submitted to me as copies and the genuineness of all signatures.

    The opinions expressed herein are based solely upon my review of the documents and other materials expressly referred to above. Other than such documents and related materials, I have not reviewed any other documents in rendering such opinions. Such opinions are therefore qualified by the scope of that document examination.


    Based upon and subject to the foregoing, and on such other examinations of law and fact as I have deemed necessary or appropriate in connection herewith, I am of the opinion that, (i) the Langston Shares are duly authorized, validly issued, fully paid and non-assessable shares of Common Stock and (ii) upon issuance in accordance with the provisions of the appropriate Agreements, the Series C Conversion Shares, the Series C Warrant Shares, the Credit Facility Warrant Shares, the Natwest Option Shares and the Settlement Shares will be duly authorized, validly issued, fully paid and nonassessable shares of Common Stock.


    This opinion is limited to the laws of the Commonwealth of Pennsylvania and the General Corporation Law of the State of Delaware; provided, however, that no opinion is hereby rendered as to the state securities laws of either the Commonwealth of Pennsylvania or the State of Delaware. Except as expressly otherwise noted herein, this opinion is given as of the date hereof.

    I hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference made to me under the caption "Legal Matters" in the Prospectus constituting a part of the Registration Statement.
By giving such consent, I do not hereby admit that I fall within the category of persons whose consent is required pursuant to Section 7 of the Securities Act.


                                  Very truly yours,

                                  /s/ Brian J. Sisko, Esq.

                                  Brian J. Sisko, Esq.